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                                               Exhibit 23.2


                        CONSENT OF EXPERT



     As required by Section 7 of the Securities Act of 1933, as amended, I consent to the use of my name in the Registration Statement and related Prospectus of New England Electric System with respect to one million common shares, par value $1.00, of the Company.


                                s/ Kirk L. Ramsauer
                                _____________________________________
                                Kirk L. Ramsauer


July 31, 1998